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                                                                      EXHIBIT 21



                           SUBSIDIARIES OF REGISTRANT
                           --------------------------


Name of Subsidiary            Jurisdiction of Incorporation      % Ownership
------------------            -----------------------------      -----------

Sierra Phoenix, Inc.          California                         100%